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                                                                    Exhibit 99.1

                             PIONEER COMPANIES, INC.

                                   SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE
                                            AT       CHARGED TO                                   BALANCE
                                         BEGINNING    COSTS AND    ADDITIONS/       CURRENCY     AT END OF
             DESCRIPTION                 OF PERIOD     EXPENSE     DEDUCTIONS      TRANSLATION     PERIOD
--------------------------------------   ---------   ----------    ----------      -----------   ---------
Year Ended December 31, 2004:
   Allowance for doubtful accounts....    $ 2,947    $  (424)(B)   $     (33)        $    72      $ 2,563
   Inventory reserve .................      6,881        545               -             228        7,654

Year Ended December 31, 2003:
   Allowance for doubtful accounts ...    $ 1,337    $ 1,293       $     314 (A)     $     3      $ 2,947
   Inventory reserve .................      6,348        197               -             336        6,881

Year Ended December 31, 2002:
   Allowance for doubtful accounts ...    $ 2,406    $  (848)(B)    $   (221)(A)     $     -      $ 1,337
   Inventory reserve .................      6,118        216               -              14        6,348

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(A)   Uncollectible accounts written off, net of recoveries.

(B) Allowance for doubtful accounts was reduced based on revised estimates.